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                                                                     EXHIBIT 1.1



                               3,500,000 SHARES(1)

                             AREMISSOFT CORPORATION

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT



                                                                __________, 1999

CRUTTENDEN ROTH INCORPORATED
FIRST ALBANY CORPORATION
c/o CRUTTENDEN ROTH INCORPORATED
As Representatives of the several Underwriters
18301 Von Karman, Suite 100
Irvine, California 92612

Ladies and Gentlemen:

               AremisSoft Corporation, a Delaware corporation (the "Company"), addresses you as the Representatives of each of the persons, firms and corporations listed in Schedule A hereto (herein collectively called the "Underwriters") and hereby confirms its agreement with the several Underwriters as follows:

               1. Description of Shares. The Company proposes to issue and sell 3,500,000 shares of its authorized and unissued Common Stock, $.001 par value per share (the "Firm Shares"), to the several Underwriters. In addition, the Company proposes to grant to the Underwriters an option to purchase up to 525,000 additional shares of the Company's Common Stock (the "Option Shares"), as provided in Section 5 hereof. The Company also proposes to sell to the Representatives, warrants (the "Representatives' Warrants") to purchase up to [175,000/201,250] shares of Common Stock of the Company (the "Representatives' Warrant Stock"), which sale will be consummated in accordance with the terms and conditions of the Representatives' Warrant Agreement (the "Representatives' Warrant Agreement"), the form of which is filed as an exhibit to the Registration Statement described below. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All shares of Common Stock of the Company to be outstanding after giving effect to the sales contemplated hereby, including the sale of the Shares, are hereinafter referred to as "Common Stock." Unless the context otherwise requires, references herein to the "Company" include AremisSoft Corporation together with its predecessors and subsidiaries described in the Prospectus (hereinafter defined).

(1) Plus an option to purchase up to an additional 525,000 shares from the Company to cover over-allotments, if any.

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               2. Representations, Warranties and Agreements of the Company.

               The Company represents and warrants to and agrees with each Underwriter that, as of the date hereof and as of the Closing Date:

                      (a) A registration statement on Form S-1 (File No. 333-58351) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement and such amended prospectuses subject to completion as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement and such amended prospectuses as may hereafter be required. Copies of such registration statement and amendments and of each related prospectus subject to completion (the "Preliminary Prospectuses") have been delivered to you.

                If the registration statement relating to the Shares has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information previously omitted from the registration statement pursuant to Rule 430A(a) of the Rules and Regulations pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file an amendment to the registration statement, including a final form of prospectus. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations) and, in the event of any amendment thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations), except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the prospectus on file with the Commission at the time the Registration Statement became or becomes, as the case may be, effective (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b)(3) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.



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                      (b) The Commission has not issued any order preventing or
suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus, at the time of filing thereof, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph
(b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter specifically for use in the preparation thereof.

                      (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 of the Registration Statement or other than subsidiaries which may be omitted from Exhibit 21 pursuant to subparagraph
(b)(21)(ii) of Item 601 of Regulation S-K of the Rules and Regulations. All of the issued and outstanding shares of capital stock of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable, and except as set forth in Schedule 2(c), are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. There are no outstanding subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Company's subsidiaries. The Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition results of operations or business of the Company taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company and each of its subsidiaries is in possession of and operating in compliance in all material respects with all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; neither



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the Company nor any of its subsidiaries is in violation of its charter or bylaws or other organizational document or except as disclosed in the Registration Statement or Prospectus, is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its properties or assets may be bound except for any such defaults which, individually or in the aggregate, would not have a material adverse effect on its business, and neither the Company nor any of its subsidiaries is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over it or its properties or assets except for any such violations which, individually or in the aggregate, would not have a material adverse effect on its business; each of the Company's predecessors possessed and operated in compliance in all material respects with all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that were material to the conduct of its business.

                      (d) The Company has full legal right, power and authority to enter into this Agreement and the Representatives' Warrant Agreement and to perform the transactions contemplated hereby and thereby. Each of this Agreement and the Representatives' Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification under this Agreement or the Representatives' Warrant Agreement may be limited by applicable law and except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; the performance of this Agreement and the Representatives' Warrant Agreement and the consummation of the transactions herein or therein contemplated will not violate any provisions of the charter, bylaws or other organizational document of the Company and will not result in a breach or violation of any of the terms and provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties or assets may be bound, or any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties or assets. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties or assets is required for the execution and delivery of this Agreement or the Representatives' Warrant Agreement and the consummation by the Company of the transactions herein and therein contemplated, except such as may be required under the Act or under state or other securities or Blue Sky laws, all of which requirements have been satisfied.

                      (e) There is not pending or, to the knowledge of the Company's senior management, threatened any action, suit, claim or proceeding against the Company, or any of its officers or any of its properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its officers or properties or otherwise that (i) individually, or together with any other action, claim or



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proceeding, could result in any material adverse change in the financial condition, results of operations, or business of the Company or might materially and adversely affect its properties, assets or rights, (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no agreements, contracts, leases or documents of the Company of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement by the Act or the Rules and Regulations or by the Securities Exchange Act of 1934 (the "Exchange Act") or the rules and regulations of the Commission thereunder that have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

                      (f) All outstanding shares of capital stock of the Company
(i) have been duly authorized and validly issued and are fully paid and nonassessable, assuming the accuracy of the representations and warranties made to the Company by purchasers of the Company's securities (which representations and warranties the Company has no reason to believe are not accurate), (ii) have been issued in compliance with all federal and state securities laws, and (iii) were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. The authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms to the statements relating thereto contained in the Registration Statement and the Prospectus under the caption "Description of Capital Stock" and elsewhere therein (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Firm Shares and the Option Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right except as set forth in the Prospectus, right of first refusal or other similar right of shareholders exists with respect to any of the Firm Shares or Option Shares or the issuance and sale thereof. No further approval or authorization of any shareholder or the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act, the Rules and Regulations or under state or other securities or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's 1998 Stock Option Plan and the options or other rights granted or exercisable thereunder, set forth in the Prospectus under the caption "Management - 1998 Stock Option Plan" accurately and fairly presents the information required to be shown with respect to such plan, options and rights under the Act and the Rules and Regulations and the Company does not have, and has not had, any other stock option, stock bonus or other stock plan or arrangement.

                      (g) Pannell Kerr Forster, which has expressed its opinion with respect to the financial statements of the Company as of and for the three years ended December 31, 1998 filed with the Commission as a part of the Registration Statement, which are included in



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the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations. The audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, included in the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply. Such financial statements of the Company, together with the related schedules and notes, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods as certified by Pannell Kerr Forster. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

                      (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as specifically disclosed or contemplated therein, there has not been (i) any material adverse change in the financial condition, results of operations or business of the Company, (ii) any transaction that is material to the Company and not in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by the Company that is material and adverse to the Company,
(iv) any material change in the capital stock or material and adverse change in the outstanding indebtedness of the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company which has a material adverse effect on the financial condition, results of operations or business of the Company.

                      (i) Except as set forth in the Registration Statement and Prospectus, (i) the Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, (ii) the agreements to which the Company or any of its subsidiaries is a party described in the Registration Statement are valid agreements, enforceable by the Company or its subsidiary, as the case may be, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements, and (iii) the Company and each of its subsidiaries has valid and enforceable leases for all properties described in the Registration Statement and Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted and as described in the Registration Statement and the Prospectus.

                      (j) The Company has timely filed all federal, state, local and foreign tax returns required to be filed by it and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or is reasonably likely to be asserted against the Company, or all tax



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liabilities are adequately provided for on the books of the Company and reflected in the Company's financial statements.

                      (k) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations or business of the Company.

                      (l) No labor disturbance by the employees of the Company exists or is imminent. No collective bargaining agreement exists with any of the Company's employees and no such agreement is imminent.

                      (m) Except as disclosed in or specifically contemplated by the Prospectus, the Company owns or possesses, in each applicable jurisdiction, adequate licenses or other rights to use all patents, patent rights, trade secrets (including any unpatented and/or unpatentable proprietary or confidential information, systems or procedures), mask works, know-how, inventions, trademarks, copyrights, licenses, service marks and trade names that are necessary to conduct its businesses as described in the Registration Statement and Prospectus; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patents, patent rights, trade secrets, mask works, know-how, inventions, trademarks, copyrights, licenses, service marks or trade names; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patents, patent rights, trade secrets, mask works, know-how, inventions, trademarks, copyrights, licenses, service marks or trade names.

                      (n) On the effective date of the Registration Statement, the Common Stock will be registered pursuant to Section 12(g) of the Exchange Act and will be approved for quotation on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.

                      (o) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act and such rules and regulations.



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                      (p) The Company has not distributed and will not
distribute prior to the later of (i) the Closing Date, or the date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectuses, the Prospectus and the Registration Statement.

                      (q) The Company has not at any time during the last five
(5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law which is required to be disclosed in the Registration Statement or the Prospectus, or
(ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                      (r) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization in violation of law or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                      (s) Each officer, director and director-nominee of the Company and each beneficial owner of 5% or greater of the Company's Common Stock has agreed in writing that such person will not, without the prior written consent of Cruttenden Roth Incorporated (which consent may be withheld in its sole discretion), for a period of 180 days from the date that the Registration Statement is declared effective by the Commission (the "Lock-up Period"), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation, any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such person (collectively, "Securities") or publicly announce the undersigned's intention to do any of the foregoing. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriters a complete and accurate list of all shareholders of the Company and the number and type of securities held by each shareholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors, director-nominees and shareholders have agreed to such restrictions (the "Lock-up Agreements"). The Company hereby represents and warrants that it will not release any of its officers, directors or director-nominees or other shareholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Cruttenden Roth Incorporated, except for pledges and gifts where the donee agrees in writing to be bound by the terms hereof.



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                      (t) Except as set forth in the Registration Statement and
Prospectus, (i) the Company is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") that are applicable to its business, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws and (iii) the Company has no reason to believe that it will be required to make future capital expenditures to comply with Environmental Laws.

                      (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, including without limitation cash receipts,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (v) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director-nominees of the Company or any of the members of the families of any of them of a character and amount required to be disclosed in the Registration Statement which are not disclosed in the Registration Statement and Prospectus, nor has any other material transaction occurred between or among the Company or any of such persons of a character and amount required to be disclosed in the Registration Statement which are not disclosed in the Registration Statement and Prospectus.

                      (w) The Representatives' Warrants have been duly and validly authorized by the Company and upon delivery to you in accordance with the Representatives' Warrant Agreement will be duly issued and legal, valid and binding obligations of the Company.

                      (x) The Representatives' Warrant Stock has been duly authorized and reserved for issuance upon the exercise of the Representatives' Warrants and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

                      (y) The Agreement of Merger dated June __, 1998 (the "Agreement of Merger") between AremisSoft Corporation, a Nevada corporation ("AremisSoft") and the Company (AremisSoft and the Company are collectively referred to as the "Constituent Corporations"), has been duly authorized by all necessary board of director and stockholder action on the part of the Constituent Corporations and has been duly executed and delivered by each of the parties thereto. The execution and delivery of the Agreement of Merger and the consummation of the merger contemplated thereby does not contravene any provision of applicable federal law, Nevada or Delaware corporate law or the certificate of incorporation or bylaws of either of the Constituent Corporations or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgement or decree of any governmental body, agency or court having jurisdiction over either of the Constituent Corporations, except for any such contravention that



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would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Constituent Corporations of their obligations under the Agreement of Merger except such as have been obtained and except such consent, approval, authorization, order or qualification that, if not obtained, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The merger contemplated by the Agreement of Merger is effective under the laws of the State of Nevada and the State of Delaware.

                      (z) The Company has not incurred any liability for a fee, commission, or other compensation on (A) account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement or
(B) except as set forth in a letter from the Company to be delivered to you concurrently herewith, to any underwriter on account of any offering or agreement to offer any securities of the Company, whether or not such offering was consummated, other than as contemplated hereby.

                      (aa) The Company does not currently sponsor or participate in, and has never sponsored or participated in, any employee benefit plan, including but not limited to a pension or welfare plan, which plan is or was ever subject to the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA").

               3. [Intentionally Deleted]

               4. Representation, Warranties and Agreements of the Underwriters. The information set forth in the last paragraph on the outside front cover page (insofar as such information relates to the Underwriters), in the second paragraph on the inside front cover page, concerning stabilization and over-allotment by the Underwriters, under the caption "Underwriting" in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and you, on behalf of the respective Underwriters, represent and warrant to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               5. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share, the respective number of Firm Shares as hereinafter set forth. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares which is set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment as provided in Section 11).

               Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 5 shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer of immediately available funds to an account designated by the Company, at the offices of Cruttenden Roth Incorporated or such other place as may be agreed upon among the Representatives and the Company, at 7:00 A.M., California time, on the third (3rd) full business day following the first day that Shares are traded (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 11 hereof), such time and date of payment and delivery being herein called the "Closing Date." The certificates for the Firm Shares to be so delivered will be made available to you at such office or such other location as you may reasonably request for checking at least one (1) full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two (2) full business days prior to the Closing Date. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

               It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated unless required under Section 11 to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose wire transfer of funds shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

               On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a nontransferable option to purchase up to an aggregate of 525,000 Option Shares at the purchase price per share for the Firm Shares set forth in this
Section 5. Such option may be exercised by the Representatives on behalf of the several Underwriters on one occasion in whole or in part during the forty-five
(45) day period after the date on which the Firm Shares are initially offered to the public, by giving written notice to the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representatives in such manner selected by them as to avoid fractional shares.

               Delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 5 shall be made against payment of the purchase price therefor by the several Underwriters by wire transfer of immediately available funds to an account designated by the Company. Such delivery and payment shall take place at the offices of Cruttenden Roth Incorporated, or at such other place as may be agreed upon by the Representatives, the Company and the Agent
(i) on the Closing Date, if written notice of the exercise of such option is received by the Agent at least three (3) full business days prior to the Closing Date, or (ii) on a date which shall be during the 45 day period after the date on which the Firm Shares are initially offered to the public and which shall not be later than the fifth (5th) full business day following the date the Agent receives written notice of the exercise of such option, if such notice is received by the Agent less than three (3) full business days prior to the Closing Date.

               The certificates for the Option Shares to be so delivered will be made available to you at such office or such other location as you may reasonably request for inspection at least two (2) full business days prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least three (3) full business days prior to such date of payment and delivery. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

               It is understood that you, individually, and not as the Representatives of the several Underwriters, may (but shall not be obligated unless required under Section 11 to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose wire transfer of immediately available funds shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

               Upon exercise of any option provided for in this Section 5, the obligations of the several Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment and delivery for such Option Shares) to the accuracy of and compliance with the representations, warranties and agreements of the Company herein, to the accuracy of the statements of the Company and officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be reasonably satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants or agreements of the Company or the compliance with any of the conditions herein contained in each case in all material respects.

               After the Registration Statement becomes effective, the several Underwriters intend to make an initial public offering (as such term is described in Section 13 hereof) of the Firm Shares at an initial public offering price of $_____ per share. After the initial public offering, the several Underwriters may, in their discretion, vary the public offering price.

               6. Further Agreements of the Company. The Company agrees with the several Underwriters that:

                      (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine (9) months or more after the effective date of the Registration Statement in connection with the sale of the Shares, the Company will prepare promptly upon request, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations and the rules and regulations of the Commission thereunder and the provisions of this Agreement.

                      (b) The Company will advise you promptly after it shall have received notice or obtained knowledge of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                      (c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions, domestic or foreign, as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

                      (d) The Company will furnish to you, as soon as available, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act (three of which will include all exhibits) all in such quantities as you may from time to time reasonably request.

                      (e) The Company will make generally available to its shareholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve (12) month period beginning after the effective date of the Registration Statement.

                      (f) During a period of five (5) years after the date hereof and for so long as the Company is subject to Section 13 or 15 of the Exchange Act, the Company will furnish to its shareholders as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, (i) concurrently with furnishing such reports to its shareholders, statements of operations of the Company for each of the first three (3) quarters in the form furnished to the Company's shareholders, (ii) concurrently with furnishing to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity, and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants, (iii) as soon as they are available, copies of all reports (financial or other) mailed to shareholders, (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD, (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to shareholders or prepared by the Company, and (vi) any additional information of a public nature concerning the Company or its business which you may reasonably request. During such five (5) year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

                      (g) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                      (h) The Company will maintain a transfer agent and a registrar (which may be the same entity) for its Common Stock.

                      (i) If at any time during the ninety (90) day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common

Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, if reasonably requested by you, forthwith prepare, and, if permitted by law, disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                      (j) During the Lock-up Period, the Company will not, without the prior written consent of the Representatives, effect the Disposition of, directly or indirectly, any Securities other than (i) the sale of the Firm Shares and the Option Shares hereunder, (ii) the Company's issuance of options or Common Stock under the Company's presently authorized stock option plans or restricted stock plans (collectively, the "Option Plans") and (iii) the Company's issuance of Common Stock pursuant to the exercise or conversion of any warrant, debenture or other security described in the Registration Statement and Prospectus which is exercisable or convertible into share of Common Stock.

               7. Expenses.

                      (a) The Company agrees with each Underwriter that:

                               (i) The Company will pay and bear all costs and
expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto during the nine month period after the effective date of the Registration Statement; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Preliminary Blue Sky Survey and any supplemental Blue Sky Survey, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates representing the Shares and transfer agents' and registrars' fees; the fees and disbursements of counsel and accountants for the Company; all fees and other charges of the Company's independent certified public accountants; the cost of delivery to, or pursuant to the instructions of, the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing during the nine month period after the effective date of the Registration Statement; NASD filing fees; the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of counsel for the Underwriters related to such qualification); the cost of listing the Shares on the Nasdaq National Market; the Company's road show costs and expenses; the cost of any tombstone advertisement or press release; the cost of preparing bound volumes of the documents relating to the public offering of Common Stock contemplated hereby; all costs and expenses associated with retaining a qualified independent underwriter if required by NASD rules; and all other expenses directly incurred by the Company in connection with the performance of its obligations hereunder.

                               (ii) In addition to its other obligations under
Section 7(a)(i) hereof, if the Shares are sold pursuant to this Agreement, the Company will pay to the Representatives a nonaccountable expense allowance equal to 1.0% of the aggregate sales price of the Shares to the public. This nonaccountable expense allowance with respect to the Firm

Shares shall be paid to you on the Closing Date and the nonaccountable expense allowance with respect to the Option Shares shall be paid to you on the closing of the sale to you of such Option Shares.

                               (iii) In addition to its other obligations under
Section 9 hereof, the Company agrees that, during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 9(a) hereof, it will reimburse the Underwriters for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding . To the extent that any such reimbursement payment is held by a court of competent jurisdiction to have been improper, the Underwriters shall promptly return such payment to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's five (5) largest banks (the "Prime Rate"). Any such reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                      (b) In addition to their other obligations under Section 9(b) hereof, the Underwriters severally, and not jointly, agree that, during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 9(b) hereof, they will reimburse the Company for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding. To the extent that any such reimbursement payment is held by a court of competent jurisdiction to have been improper, the Company shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such reimbursement payments which are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request

                      (c) It is agreed that any controversy arising out of the operation of the reimbursement arrangements set forth in Sections 7(a)(iii) and 7(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the reimbursing parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD in Orange County, California (or as close geographically to Orange County, California as is reasonably practical). Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the reimbursement provisions contained in Sections 7(a)(iii) and 7(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 9(a) and 9(b) hereof or the obligation to contribute to expenses which is created by the provisions of Section 9(d) hereof.

               8. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company and the performance by the Company of its obligations hereunder and to the following additional conditions:

                      (a) The Registration Statement shall have become effective not later than 2:00 P.M., California time, on the date of this Agreement, or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

                      (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issuance, sale and delivery of the Shares, shall have been reasonably satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such documents and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

                      (c) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus,
(i) there shall not have been any change in the capital stock of the Company other than pursuant to the exercise of outstanding options, warrants or other convertible securities disclosed in the Registration Statement and Prospectus or any material adverse change in the indebtedness of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company, which is not in the ordinary course of business and which would have a material adverse effect on the Company's business, financial condition and operating results, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which materially and adversely affects the financial condition, business or results of operations of the Company, (iv) no legal or governmental action, suit or proceeding affecting the Company which is material to the Company or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the financial condition, business, or results of operations of the Company which makes it impractical or inadvisable in the judgment of the Representatives to proceed with public offering or purchase the Shares as contemplated hereby.

                      (d) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, an opinion from each of Bartel Eng Linn & Schroder, general counsel to the Company, and Pillsbury Madison & Sutro LLP, special counsel for the Company, (which opinion of special counsel need not include subparagraphs (ii), (iii) or (iv) below or subparagraph (xx) below with respect to more than the last fiscal year) dated the Closing Date or such later date on which Option Shares are purchased, addressed to the Underwriters (and stating that it may be relied upon by Underwriters' Counsel in rendering its opinion pursuant to Section 8(j) of this Agreement) and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                              (i) The Company has been duly incorporated and is
               validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                              (ii) The Company has full corporate power and
               authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement;

                              (iii) The Company is duly qualified to do business
               as a foreign corporation and is in good standing in each United States jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition results of operations or business of the Company taken as a whole. To such counsel's knowledge, Company has no subsidiaries or other than as listed in Exhibit 21 to the Registration Statement;

                              (iv) The authorized, issued and outstanding
               capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization"; all outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right; without limiting the foregoing, to such counsel's knowledge, there are no preemptive or other rights to subscribe for or purchase any of the Shares;

                              (v) The certificates evidencing the Shares to be
               delivered hereunder are in due and proper form under Delaware law and when duly countersigned by the Company's transfer agent and registrar and delivered to the Underwriters against payment of the agreed compensation in accordance with this Agreement, the Firm Shares and the Option Shares, represented thereby will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders and will conform in all respects to the description thereof in the Registration Statement;

                              (vi) The Company has the corporate power and
               authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder;

                              (vii) The Company has the corporate power and
               authority to enter into the Representatives' Warrant Agreement and to issue, sell and deliver to the Representatives the Representatives' Warrants to be issued and sold by it thereunder;

                              (viii) Each of this Agreement, the
               Representatives' Warrant Agreement and the Representatives' Warrants has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                              (ix) The Registration Statement has become
               effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                              (x) The Registration Statement and the Prospectus,
               and each amendment or supplement thereto (other than the financial statements and notes thereto, the financial statement schedules and other financial or statistical data included therein as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

                              (xi) The statements in the Registration Statement
               and Prospectus under the captions "Management--1998 Stock Option Plan," "Management--Employment Agreements,"
               "Management--Compensation Committee Interlocks and Insider Participation" and "Management--Limitation of Liability and Indemnification Matters" including but not limited to the statements with respect to employment agreements of management, "Certain Transactions," "Description of Capital Stock" and "Shares Eligible For Future Sale," and in the Registration Statement in Items 14 and 15 are accurate and complete in all material respects and fairly present the information contained herein;

                              (xii) The description in the Registration
               Statement and the Prospectus of the charter and bylaws of the Company and of statutes are accurate and fairly present the information required to be presented by the Act and the applicable Rules and Regulations and the Company is not in violation of its charter or bylaws, or other organizational documents;

                              (xiii) To such counsel's knowledge, there are no
               agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that are not described or referred to therein or filed as required;

                              (xiv) The execution and delivery of this Agreement
               and the Representatives' Warrant Agreement and the performance by the Company of its obligations hereunder and thereunder will not
               (a) result in any violation of the

               Company's charter, bylaws or other organizational documents, or
               (b) result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties are bound, of which such counsel has knowledge except for any breach, violation or default which would not, singly or in the aggregate, have a material adverse effect on the business of the Company and its subsidiaries taken as a whole or any applicable United States federal, state or local statute, rule or regulation or, to such counsel's knowledge, any order, writ or decree of any United States federal, state or local court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;

                              (xv) No consent, approval, authorization or order
               of or qualification with any United States federal, state or local court, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations is necessary in connection with the consummation by the Company of the transactions contemplated in this Agreement and the Representatives' Warrant Agreement, except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters;

                              (xvi) To such counsel's knowledge, there are no
               legal or governmental proceedings pending or threatened against the Company of a character required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations or by the Exchange Act or the applicable rules and regulations of the Commission thereunder, other than those described therein;

                              (xvii) The Representatives' Warrants have been
               duly and validly authorized by the Company and upon delivery to the Representatives in accordance with the Representatives' Warrant Agreement will be duly issued and legal, valid and binding obligations of the Company;

                              (xviii) The Representatives' Warrant Stock to be
               issued by the Company pursuant to the terms of the Representatives' Warrant has been duly authorized and reserved, and, upon issuance and delivery against payment therefor in accordance with the terms of the Representatives' Warrant Agreement, will be duly and validly issued and fully paid and nonassessable, and to such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders;

                              (xix) To such counsel's knowledge, except as set
               forth in the Registration Statement and Prospectus, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company that have not been waived;

                              (xx) The offer and sale of all securities of the
               Company made within the last three years as set forth in Item 15 of the Registration Statement were exempt from the registration requirements of the Securities Act, pursuant to the provisions set forth in such Item, and from the registration or qualification requirements of all relevant state securities laws;

                              (xxi) The Company has satisfied the conditions for
               use of Form S-1 as set forth in the General Instructions thereto;

                              (xxii) No transfer taxes are required to be paid
               in connection with the sale and delivery of the Shares to the Underwriters;

                              (xxiii) The Agreement of Merger between AremisSoft
               and the Company has been duly authorized by all necessary board of director and stockholder action on the part of the Constituent Corporations and has been duly executed and delivered by each of the parties thereto. The execution and delivery of the Agreement of Merger and the consummation of the merger contemplated thereby does not contravene any provision of applicable federal law, Nevada or Delaware corporate law or the certificate of incorporation or bylaws of either of the Constituent Corporations or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or to such counsel's knowledge, any judgement or decree of any governmental body, agency or court having jurisdiction over either of the Constituent Corporations, except for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Constituent Corporations of their obligations under the Agreement of Merger except such as have been obtained and except such consent, approval, authorization, order or qualification that, if not obtained, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The merger contemplated by the Agreement of Merger is effective under the laws of the State of Nevada and the State of Delaware; and

                              (xxiv) Neither the Company nor any of its
               subsidiaries is an "investment company" or a person "controlled by" an "investment company" within the meaning of the 1940 Act.

               In addition, such counsel shall state that such counsel has participated in conferences with officials and other representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel that leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the Closing Date and on any later date on which Option Shares are purchased, the Registration Statement and any amendment or supplement thereto, when such documents became effective or were filed with the Commission (other than the financial statements and notes thereto, the financial statement schedules and other financial or statistical data and supporting schedules included in the Registration Statement as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that at the Closing Date or the date on which the Option Shares are purchased, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (other than the financial statements and notes thereto, the financial statement schedules or other financial or statistical data included therein as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               Each of such co-counsel shall also provide an opinion, addressed and as of the dates set forth in the first paragraph of this Section 8(d), to the same general effect as clauses (i), (ii), (iii) and (iv) of this Section 8(d) in respect of each direct and indirect United States subsidiary of the Company that is a significant subsidiary as defined by the Commission.

               Counsel rendering the foregoing opinions may rely as to questions of law not involving the laws of the United States upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case its opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters.

                      (e) You shall have received from Bhasin & Co., counsel for LK Global Software Engineering (India) Private Limited ("LK Global (India)"), a favorable opinion dated the Closing Date and such later date on which Option Shares are purchased, addressed to the Underwriters (and stating that it may be relied upon by Underwriters' Counsel in rendering its opinion pursuant to
Section 8(j) of this Agreement) and with reproduced copies or signed counterparts thereof for each of the Underwriters, and satisfactory to the Representatives and the Underwriters' Counsel substantially to the effect that:

                        (i) LK Global (India) has been duly organized and is (A)
               validly existing as a private company limited by shares in good standing under the laws of India and (B) able to transact business as described in the Prospectus in India;

                        (ii) LK Global (India) has __________ shares of capital
               stock authorized, __________ of which are issued and outstanding; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized capital stock; all outstanding shares of such capital stock have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance with Indian law and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities;

                        (iii) All of the outstanding shares of capital stock of,
               or other ownership interests in, LK Global (India) are owned by LK Global Information Systems BV ("LK Global BV")[, except one share held by __________, one of the directors of LK Global (India), as nominee shareholder of LK Global BV], free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for the security interest existing in favor of Barclays Bank plc and Barclays De Zoete Wedd Limited;

                        (iv) There are no outstanding options for the purchase
               of, or any agreements providing for the issuance (contingent or otherwise) of, or any commitments or claims of any character relating to, any of LK Global (India)'s capital stock or any shares of stock or securities that are convertible or exchangeable or exercisable for such capital stock; and

                        (v) The execution and delivery of this Agreement by the
               Company and the consummation of the transactions contemplated hereby will not result in a breach of, or constitute a default under, any material indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other material agreement or instrument to which LK Global (India) is a party or by which any of its properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over LK Global (India) or any of its properties and to such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated herein, except as have been made or obtained.

               In rendering such opinion, such counsel may rely as to matters of fact, on certificates of the officers of LK Global (India) and of governmental officials, in which case their opinion shall state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates shall be attached to the opinion.

                      (f) You shall have received from Quibell & Co, counsel for LK Global Information Systems (UK) Plc, LK Global Healthcare Systems (UK) Ltd, LK Global Hospitality Systems (UK) Ltd, LK Global Field Engineering Systems (UK) Ltd, LK Global Manufacturing Systems (UK) Ltd, LK Global Construction Systems
(UK) Ltd, Briter Computer Systems Limited, LK Global Financial Systems (UK) Limited, LK Global Software Engineering (UK) Limited and LK Global Human Resources (UK) Limited (collectively, the "UK Subsidiaries"), a favorable opinion dated the Closing Date and such later date on which Option Shares are purchased, addressed to the Underwriters (and stating that it may be relied upon by Underwriters' Counsel in rendering its opinion pursuant to Section 8(j) of this Agreement) and with reproduced copies or signed counterparts thereof for each of the Underwriters, and satisfactory to the Representatives and the Underwriters' Counsel substantially to the effect that:

                        (i) Each of the UK Subsidiaries is a company (A) duly
               incorporated and registered under the laws of England and (B) able to transact business as described in the Prospectus in England and Wales;

                        (ii) Each of the UK Subsidiaries has the corporate power
               and authority necessary to own freehold and leasehold properties and to conduct the businesses described in the Registration Statement and the Prospectus;

                        (iii) Based on an examination of the Register of Members
               of each of the UK Subsidiaries all of the issued shares of the UK Subsidiaries are legally owned by the companies and persons listed in the Schedule to such opinion and such shares are not subject to any third party adverse claims or rights, except for the security interest existing in favor of Barclays Bank plc and Barclays De Zoete Wedd Limited;

                        (iv) There are no outstanding options for the purchase
               of, or any agreements providing for the issuance (contingent or otherwise) of, or any commitments or claims of any character relating to, any of the issued or authorized share capital of each of the UK Subsidiaries or any shares, stock or securities that are convertible into or exchangeable for such share capital; and

                        (v) The execution and delivery of this Agreement by the
               Company and the consummation of the transactions contemplated hereby, the offering for sale, sale and issuance by the Company of the Shares to be sold by the Company pursuant to this Agreement do not require any authorization, consent, approval or notice by any of the UK Subsidiaries or the Company to any court or administrative or governmental body administering the laws of England applicable therein and do not (A) conflict with or result in a breach of the terms of, (B) constitute a default under or
               (C) result in a violation of, the Memorandum and Articles of Association of any of the UK Subsidiaries, any material indenture, mortgage, loan agreement, lease or other material agreement or instrument by which any of the UK Subsidiaries is bound or the laws of England, any regulations enacted thereunder and any policies of any administrative or governmental body administering same in each case binding on the UK Subsidiaries.

               In rendering such opinion, such counsel may rely as to matters of fact, on certificates of the officers of the UK Subsidiaries and of governmental officials, in which case their opinion shall state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates shall be attached to the opinion.

                      (g) You shall have received from __________, counsel for LK Global BV, a favorable opinion dated the Closing Date and such later date on which Option Shares are purchased, addressed to the Underwriters (and stating that it may be relied upon by Underwriters' Counsel in rendering its opinion pursuant to Section 8(j) of this Agreement) and with reproduced copies or signed counterparts thereof for each of the Underwriters, and satisfactory to the Representatives and the Underwriters' Counsel substantially to the effect that:

                        (i) LK Global BV is (A) duly incorporated, validly
               existing and in good standing under the laws of The Netherlands and (B) able to transact business as described in the Prospectus in The Netherlands;

                        (ii) LK Global BV has a share capital of __________; all
               necessary and proper corporate proceedings have been taken in order to validly authorize such capital stock; all outstanding shares of such capital stock have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance with Dutch law, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities;

                        (iii) All of the outstanding shares of capital stock of,
               or other ownership interests in, LK Global BV are owned by [the Company] free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for the security interest existing in favor of Barclays Bank plc and Barclays De Zoete Wedd Limited;

                        (iv) There are no outstanding options for the purchase
               of, or any agreements providing for the issuance (contingent or otherwise) of, or any commitments or claims of any character relating to, any of LK Global BV's capital stock or any shares of stock or securities that are convertible or exchangeable or exercisable for such capital stock, except for that certain Warrant Agreement between LK Global BV and Barclays De Zoete Wedd Limited; and

                        (v) The execution and delivery of this Agreement by the
               Company and the consummation of the transactions contemplated hereby will not (A) conflict with or result in breach of terms of, (B) constitute a default under, (C) result in the creation of any lien, mortgage or security interest upon LK Global BV's capital stock or assets pursuant to, (D) result in a violation of, or (E) require any authorization, consent, approval or exemption by or notice to any court or administrative or governmental body pursuant to, the charter, by-laws or other organizational document of LK Global BV, any applicable law, statute, rule or regulation to which LK Global BV is subject, or any agreement, indenture, instrument, order, judgment or decree by which LK Global BV is bound.

               In rendering such opinion, such counsel may rely as to matters of fact, on certificates of the officers of LK Global BV and of governmental officials, in which case their opinion shall state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates shall be attached to the opinion.

                      (h) You shall have received from __________, counsel for AremisSoft (Cyprus) Limited, a favorable opinion dated the Closing Date and such later date on which Option Shares are purchased, addressed to the Underwriters (and stating that it may be relied upon by Underwriters' Counsel in rendering its opinion pursuant to Section 8(j) of this Agreement) and with reproduced copies or signed counterparts thereof for each of the Underwriters and satisfactory to the Representatives and the Underwriters' Counsel substantially to the effect that:

                        (i) AremisSoft (Cyprus) Limited is (A) a corporation
               duly incorporated, validly existing and in good standing under the laws of Cyprus and (B) able to transact business as described in the Prospectus in Cyprus;

                        (ii) AremisSoft (Cyprus) Limited has __________ shares
               of capital stock authorized, __________ of which are issued and outstanding; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized capital stock; all outstanding shares of such capital stock have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance with Cyprus law, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities;

                        (iii) All of the outstanding shares of capital stock of,
               or other ownership interests in, AremisSoft (Cyprus) Limited are owned by LK Global BV, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for the security interest existing in favor of Barclays Bank plc and Barclays De Zoete Wedd Limited; and

                        (iv) There are no outstanding options for the purchase
               of, or any agreements providing for the issuance (contingent or otherwise) of, or any commitments or claims of any character relating to, any of AremisSoft (Cyprus) Limited capital stock or any shares of stock or securities that are convertible or exchangeable or exercisable for such capital stock; and

                        (v) The execution and delivery of this Agreement by the
               Company and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach of terms of, (B) constitute a default under, (C) result in the creation of any lien, mortgage or security interest upon AremisSoft (Cyprus) Limited's capital stock or assets pursuant to, (D) result in a violation of, or (E) require any authorization, consent, approval or exemption by or notice to any court or administrative or governmental body pursuant to, the charter, by-laws or other organizational document of AremisSoft (Cyprus) Limited, any applicable law, statute, rule or regulation to which AremisSoft (Cyprus) Limited is subject, or any agreement, indenture, instrument, order, judgment or decree by which AremisSoft (Cyprus) Limited is bound.

               In rendering such opinion, such counsel may rely as to matters of fact, on certificates of the officers of AremisSoft (Cyprus) Limited and of governmental officials, in which case their opinion shall state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates shall be attached to the opinion.

                      (i) [intentionally deleted]

                      (j) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, an opinion of Loeb & Loeb LLP in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

                      (k) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from Pannell Kerr Forster, addressed to the Company and the Underwriters, dated the Closing Date or such later date on which Option Shares are purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three (3) business days prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations or business of the Company from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall
(i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth its opinion respect to its examination of the balance sheets of the Company as of December 31, 1998 and 1997 and related statements of operations, shareholders' equity, and cash flows for the years ended December 31, 1998, 1997 and 1996 and (iii) address other matters agreed upon by Pannell Kerr Forster and you. In addition, you shall have received from Pannell Kerr Forster (i) a letter addressed to the Company and made available to you for the use of the Underwriters stating that its review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of its examination of the Company's financial statements as of December 31, 1998, did not disclose any weaknesses in internal controls that they considered to be material weaknesses and (ii) a letter addressed to you addressing other matters agreed upon by Pannell Kerr Forster and you which letter shall be satisfactory to you in form and substance.

                      (l) You shall have received on the Closing Date and on the date on which Option Shares are purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

                               (i) The representations and warranties of the
                      Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or the date on which Option Shares are to be purchased, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied, at or prior to the Closing Date or the date on which Option Shares are to be purchased, as the case may be;

                               (ii) No stop order suspending the effectiveness
                      of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are pending or threatened under the Act;

                               (iii) When the Registration Statement became
                      effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Act and the Rules and Regulations or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth; and

                               (iv) Subsequent to the respective dates as of
                      which information is given in the Registration Statement and Prospectus, there has not been (a) any material adverse change in the financial condition results of operations or business of the Company, (b) any transaction that is material to the Company, (c) any obligation, direct or contingent incurred by the Company, that is material to the Company, (d) any material change in the capital stock or material and adverse change in the outstanding indebtedness of the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has a material adverse effect on the financial condition results of operations or business of the Company.

                      (m) The Company shall have obtained and delivered to you an agreement from each officer, director and director-nominee of the Company, and each beneficial or record owner of Common Stock 5% or greater of the Company's issued and outstanding shares, in writing prior to the date hereof that such person will not, during the Lock-up Period, effect the Disposition of any Securities now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to limited partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of Cruttenden Roth Incorporated. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person shall have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction.

                      (n) The Company shall have furnished to you such further certificates and documents as you shall reasonably request, including certificates of officers of the Company as to the accuracy of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

                      (o) The Representatives' Warrant Agreement shall have been entered into by the Company and you, and the Representatives' Warrants shall have been issued and sold to you pursuant thereto.

                      (p) The Company shall have repaid all indebtedness outstanding, including principal, interest and any related premiums, fees or charges, under the Company's bank credit facilities, which may be repaid using the net proceeds received from the sale of the Shares. The Underwriters shall have received an acknowledgment from each of Barclays Bank plc and Barclays De Zoete Wedd Limited to the effect that all outstanding indebtedness of the Company to them, including principal, interest and any related premiums, fees or charges, has been repaid in full and all security interests of the Company or its subsidiaries in favor of such banks have been released.

               All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

               9. Indemnification and Contribution.

                      (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E of the Bylaws of the NASD), under the Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, or any failure of the Company to perform its obligations hereunder, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company as described in
Section 4 hereof, and, provided further, that the indemnity agreement provided in this Section 9(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages, liabilities or actions based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected had not been sent or given to such person within the time required by the Act and the Rules and Regulations, unless such failure is the result of noncompliance by the Company with Section 6(d) hereof.

               The indemnity agreement in this Section 9(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

                      (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company as described in Section 4 hereof, and agrees to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

               The indemnity agreement in this Section 9(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company (or nominee for director set forth in the Registration Statement or Prospectus or any amendment or supplement thereto) and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

                      (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party which pose a conflict of interest for such counsel, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 9(a) or 9(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such indemnification.

                      (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters severally and not jointly are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company is responsible for the remaining portion, provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 9(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Underwriters or the Company within the meaning of the Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company (or nominee for director set forth in the Registration Statement or Prospectus or any amendment or supplement thereto).

                      (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 9.

               10. Representations, Warranties, Covenants and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company and the Underwriters herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Sections 7 and 9 and hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person within the meaning of the Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

               11. Substitution of Underwriters. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

               If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four (24) hours to allow the several Underwriters the privilege of substituting within twenty-four (24) hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further forty-eight (48) hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriter or underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section 11, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven (7) full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriter or underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

               In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section 11, the Company shall not be liable to any Underwriter (except as provided in Sections 7 and 9 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Sections 7 and 9 hereof).

               The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section 11.

               12. Effective Date of this Agreement and Termination.

                      (a) This Agreement shall become effective at the earlier of (i) 6:30 A.M., California time, on the second full business day following the effective date of the Registration Statement, or (ii) the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to the public by letter, telephone, telegram or telecopy, whichever shall first occur. By giving notice as set forth in Section 13 before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except as provided in Sections 7 and 9 hereof.

                      (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date or on or prior to any later date on which Option Shares are purchased, as the case may be, (i) if the Company shall have failed, refused or been unable to perform any agreement on its part to be performed unless such failure or refusal is on account of the default or omission of any Underwriter, or (ii) because any other condition to the Underwriters' obligations hereunder is not satisfied (unless the reason for failure to satisfy the condition is on account of the default or omission of any Underwriter, or (iii) if additional material and adverse governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such exchange or in the over the counter market by the NASD, or if a banking moratorium shall have been declared by federal, New York or California authorities, or (iv) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere substantially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (v) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (vi) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. Any termination pursuant to any of subparagraphs (ii) through

(vi) above shall be without liability of any party to any other party except as provided in Sections 7 and 9 hereof. In the event of termination pursuant to subparagraph (i) above, the Company shall also remain obligated to pay costs and expenses pursuant to Section 7 hereof.

               If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 12, you shall promptly notify the Company by telephone or facsimile, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone or facsimile, in each case, confirmed by letter.

               13. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to any of the several Underwriters shall be mailed, delivered or facsimiled (and confirmed by letter) to you c/o Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 92715, facsimile number (714) 852-9603, Attention:
Shelly Singhal; if sent to the Company, such notice shall be mailed, delivered or facsimiled (and confirmed by letter) to AremisSoft Corporation, 60 Bishopsgate, London EC2N 4AJ, England, facsimile number 011-44-171-309-1501,
Attention: Dr. Lycourgos K. Kyprianou with a copy to Scott E. Bartel, Esq., Bartel Eng Linn & Shroder, 300 Capitol Mall, Suite 300, Sacramento, CA 95814, and Michelle Rowe Hallsten, Pillsbury Madison & Sutro LLP, 400 Capital Mall, Suite 1700, Sacramento, CA 95814.

               14. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective executors, administrators, successors and assigns, and their controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in
Section 9 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase. The Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof.

               In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you on behalf of each of the several Underwriters.

               15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

               16. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.

               If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters.

                                     Very truly yours,

                                     AREMISSOFT CORPORATION


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


Accepted as of the date first above written:

CRUTTENDEN ROTH INCORPORATED

FIRST ALBANY CORPORATION

On their behalf and on behalf of each of the several Underwriters named in Schedule A hereto.

By:  CRUTTENDEN ROTH INCORPORATED


By:
   ----------------------------------------
    Name:
    Title:

By:  FIRST ALBANY CORPORATION


By:
   ----------------------------------------
    Name:
    Title:

                                   SCHEDULE A


                     Underwriters                         Number of Firm Shares To
                                                                Be Purchased
Cruttenden Roth Incorporated.........................
First Albany Corporation.............................
    Total............................................
                                                                 ==========